EXHIBIT (a)(8)

Investor Presentation

Robert Vrij
President and CEO

Hal Covert
CFO

Forward Looking Statements

Forward Looking Statements

Certain statements made in this communication indicating the Company's or management's intentions, beliefs, expectations, plans, prospects, or predictions for the future are forward-looking statements.  These forward-
looking statements are subject to certain risks and uncertainties that could cause actual or future results to differ materially from those suggested by the forward-looking statements, and readers are cautioned not to place undue reliance upon these forward-looking statements.  These forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to a number of risks, assumptions and uncertainties that could cause Openwave's actual or future results to differ materially from those suggested by the forward-looking statements, including: the ability to execute Openwave's stand-alone plan; the ability to achieve revenues from products and services initiatives under the stand-alone plan; competitive and pricing pressures; losing customers, failing to acquire new customers or reduction in revenue from existing customers; continuous consolidation in the industry; the results of Harbinger's offer; the risk that Openwave customers may delay or refrain from purchasing Openwave products due to uncertainties about Openwave's future and the availability of product support and upgrades; the risk that employees may pursue other employment opportunities; and the outcome of litigation related to Harbinger's offer or to the Board's rejection of the offer; and
other risks referenced from time to time in Openwave's filings with the SEC, which are available without charge at
http://www.sec.gov or from Openwave's Web site at http://www.openwave.com.

Notice for Openwave Stockholders and Interested Parties

This communication relates to the unsolicited tender offer commenced May 22, 2007 by Oreo Acquisition Co.
LLC, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P.
Stockholders and other interested parties are urged to read Openwave's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2007, as it may be
amended from time to time, carefully and in its entirety because it contains important information.  Stockholders of
Openwave and other interested parties may obtain, free of charge, copies of Openwave's Schedule 14D-9 and other documents filed by Openwave with the SEC at the SEC’s web site at  http://www.sec.gov or at the Investor
Relations section of the Openwave web site at http://www.openwave.com, and will also be available, without charge, by directing requests to Openwave's Investor Relations department.

© 2007 Openwave Systems Inc.

Harbinger Proposal

Stand-alone plan provides greater value

Sustainable growth in revenue and profit

Sharpening the Company’s focus on core product lines

Harbinger’s unsolicited partial tender offer is inadequate and coercive

Offer is only for 49% of shares

Does not provide full and fair value for all shares

Offer subject to 13 closing conditions

Stub equity stockholders at a disadvantage

Greatly reduced float makes the stock less liquid

Limited ability for change of control premium

BridgePort acquisition is dilutive to current stockholders

Board Recommends Stockholders
Reject the Harbinger Proposal

© 2007 Openwave Systems Inc.

Innovative and Focused Product Portfolio –
Strong Customer Value Proposition

Streamlined product offering with synergistic elements

Gateway

Messaging

Client

Location

Deep strategic relationship with customers

End-to-end solutions

Professional services and support

Rapid return-on-investment

Focused R&D effort and go-to-market initiatives

Initial design wins

Technology partnerships underway

New channel partnership program

Leveraged operating model

Core R&D utilized across product offering

Account teams sell and service entire portfolio

© 2007 Openwave Systems Inc.

Sufficient Cash Resources to Support
Operating Plan

Historically cash not required to support operations

Operating plan projects no use of cash for operations in FY08

Some cash usage for capital expenditures and restructuring

Positive cash generation projected starting in FY09

Plan to divest non-core assets

Potential significant addition to cash balance

© 2007 Openwave Systems Inc.

Senior Management Team and Board

New energized senior management team with significant industry experience

CEO

SVP Field Operations (Sales & Service)

SVP Products (near-term)

Continuity with core customer-facing leadership

CTO

Thought leaders within product and service organizations

Customer account teams

Significant part of senior management team compensation tied to achieving operating plan quantitative goals

CEO working with the Nominating and Corporate Governance Committee to implement the Board’s plan to significantly increase the size of the Board by adding individuals with significant applications and/or operator experience.

© 2007 Openwave Systems Inc.

CONFIDENTIAL      © 2007 Openwave Systems Inc.